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                        SECURITY AGREEMENT
                (Pledge--PM Holdings Corporation)



                             Between

                     PM HOLDINGS CORPORATION

                               and

            CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                     as Administrative Agent



                          March 12, 1998








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


      THIS SECURITY AGREEMENT (this "Agreement") is made as of March 12, 1998, between PM HOLDINGS CORPORATION, a Delaware corporation with principal offices at 4111 East 37th Street North, Wichita, Kansas 67226 ("Pledgor"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association with offices at 712 Main Street, 7th Floor, Houston, Texas 77002, as Administrative Agent ("Secured Party") for itself, the Issuing Banks (as defined in the Credit Agreement), such other banks or lending institutions (collectively, the "Lenders") which are or hereafter become parties to the Credit Agreement referred to below and Secured Affiliates (as defined in the Credit Agreement).

                             RECITALS
                             --------

      A. On even date herewith, Purina Mills, Inc., a Delaware corporation (the "Borrower"), the Lenders, Secured Party, and the Issuing Banks, executed that certain Credit Agreement (said Credit Agreement, as may from time to time be amended, or supplemented or modified, including, without limitation, amendments, supplements and modifications that increase the indebtedness thereunder, the "Credit Agreement") pursuant to which, upon the terms and conditions stated therein, the Lenders agree to make loans to and participate in extensions of credit for the account of the Borrower.

      B. Pledgor owns, beneficially and of record, 100% of the outstanding capital stock of the Borrower.

      C. The Lenders and the Issuing Banks have conditioned their respective obligations under the Credit Agreement upon the execution and delivery by Pledgor of this Agreement, and Pledgor has agreed to enter into this Agreement.

      Now therefore, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                             ARTICLE 1

                         Security Interest
                         -----------------

      Section 1.1 Pledge. Pledgor hereby pledges, assigns, and grants to Secured Party for the ratable benefit of the Guaranteed Parties a security interest in and right of set-off against the assets referred to in Section 1.2 (the "Collateral") to secure the prompt payment and performance of the "Obligations" (as defined in Section 2.2) and the performance by Pledgor of this Agreement.

      Section 1.2 Collateral. The Collateral consists of the following types or items of property:

           (a) all shares of capital stock of the Borrower now or hereafter owned beneficially or of record by the Pledgor, including, without limitation, the securities described or referred to in Exhibit A attached hereto and made a part hereof; and

           (b) (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this Section 1.2, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this Section 1.2, (v) all books and records relating to any of the property referred to in this Section 1.2, and (vi) all other assets, rights and interests relating to any of the property referred to in this Section 1.2.

      Section 1.3 Transfer of Collateral. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by Secured Party or a Person designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, or (in the case of either certificated or uncertificated securities) Secured Party shall have been provided with (a) evidence that entries have been made on the books of a clearing corporation to effect the pledge of the Pledged Securities to Secured Party, as provided in, and in accordance with, Section 8-321 of the Code, or (b) evidence that a financial intermediary has identified the Pledged Securities as having been pledged to Secured Party, as provided in, and in accordance with, Section 8-313(1)(d) of the Code, or (c) evidence that the Pledged Securities have been otherwise transferred to Secured Party in accordance with Section 8-313(1) of the Code, all in form and substance satisfactory to Secured Party. After the occurrence and continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.6, and to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.


                             ARTICLE 2

                            Definitions
                            -----------

      Section 2.1 Terms Defined Herein or in the Credit Agreement. As used in this Agreement, the terms defined herein shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Credit Agreement but which are not defined herein shall have the same meanings as defined in the Credit Agreement.

      Section 2.2 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

           "Agreement" shall mean this Security Agreement, as the same may from time to time be amended or supplemented.

           "Code" shall mean the Uniform Commercial Code as presently in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection of the assignment and security interest in any Collateral is governed by the Uniform Commercial Code or similar legislation as in effect in a jurisdiction other than New York, "Code" shall mean the Uniform Commercial Code or similar legislation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code.

           "Event of Default" shall mean any event specified in
      Section 6.1.

           "Guaranteed Parties" shall mean each of the Administrative Agent, the Lenders, the Issuing Banks and the Secured Affiliates as guaranteed parties under that certain Guaranty Agreement dated as of March 12, 1998, made by Pledgor in favor of such guaranteed parties.

           "Obligations" shall mean (a) all Lender Indebtedness now or hereafter owing, pursuant to the Credit Agreement, the Notes, any Letters of Credit, any other Financing Document or any Hedge Agreement, including, but not limited to, (i) the unpaid principal of and accrued interest on any of the foregoing (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), (ii) payment of and performance of any and all present or future obligations of the Company according to the terms of any present or future Hedge Agreement or any option with respect to any such transaction now existing or hereafter entered into between the Company and the Administrative Agent or any Lender or any Secured Affiliate pursuant to, or in connection with, the Lender Indebtedness or any Financing Document, and
      (iii) the obligation of the Company to otherwise reimburse any Guaranteed Party, whether on account of fees, indemnities, costs, taxes, expenses (including all taxes, expenses, and disbursements described in Sections 2.20 or
      9.4 of the Credit Agreement) or otherwise, (b) any and all other sums payable by the Guarantor or the Company or any of its Subsidiaries under or in respect of any Financing Document, and (c) any and all renewals, extensions, rearrangements, replacements, substitutions, increases and/or modifications of all or any part of the foregoing.

           "Obligor" shall mean any Person, other than Pledgor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

           "Pledged Securities" shall mean all of the securities and other property (whether or not the same constitutes a "security" under the Code) referred to in Section 1.2 and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.


                             ARTICLE 3

                  Representations and Warranties
                  ------------------------------

      In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

      Section 3.1 Corporate Existence. The Pledgor is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware.

      Section 3.2 Corporate Power and Authorization. The Pledgor is duly authorized and empowered to execute, deliver and perform this Agreement; and all corporate action on the Pledgor's part requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken.

      Section 3.3 Binding Obligations. This Agreement constitutes a legal, valid, and binding obligation of the Pledgor, and, upon execution and delivery to the Secured Party for the benefit of Guaranteed Parties, and (assuming due authorization, execution and delivery by the other parties thereto) will be enforceable against the Pledgor in accordance with its terms, subject to (a) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      Section 3.4 No Legal Bar or Resultant Lien. This Agreement does not and will not violate or create a default under any provisions of the certificate of incorporation or bylaws of the Pledgor, or any contract, agreement, instrument or Governmental Requirement to which the Pledgor is subject (other than those violations and defaults that would not affect the Pledgor's use of such Property or those permitted by this Agreement), or result in the creation or imposition of any Lien upon any Property of the Pledgor except as permitted by the Financing Documents.

      Section 3.5 Ownership of Collateral; Encumbrances. Pledgor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party.

      Section 3.6 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest, or
(iv) the exercise by Secured Party of its rights and remedies under this Agreement.

      Section 3.7 Pledged Securities. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

      Section 3.8 First Priority Security Interest. The pledge of Pledged Securities (together with physical delivery of the certificates representing the Pledged Securities) pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Pledgor and all third parties and securing payment of the Obligations, subject to (a) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      Section 3.9 Collateral. The delivery at any time by Pledgor to Secured Party of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by Pledgor to Secured Party hereunder that the representations and warranties of this Article 3 are correct insofar as they would pertain to such Collateral or the descriptions thereof.

      Section 3.10 No Material Misstatements. All factual information, taken as a whole, in any written exhibit, schedule or report prepared by or on behalf of the Pledgor and furnished to the Secured Party or the other Guaranteed Parties by or at the direction of the Pledgor in connection with the negotiation of this Agreement does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

      Section 3.11 Investment Company Act. The execution and delivery by the Pledgor of this Agreement and its performance of the obligations provided for herein, will not result in a violation of the Investment Company Act of 1940, as amended.

                             ARTICLE 4

                     Covenants and Agreements
                     ------------------------

      Pledgor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding and the Commitments have not been terminated.

      Section 4.1 Sale, Disposition or Encumbrance of Collateral. Except as otherwise expressly permitted by the Credit Agreement, Pledgor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

      Section 4.2 Dividends or Distributions. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive, retain and transfer any and all dividends and interest paid in respect of the Collateral, provided, however, that any and all:

           (a) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement), any Collateral;

           (b) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or reclassification; and

           (c) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral;

shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

      Section 4.3 Records and Information. The Pledgor will keep proper books of record and account in accordance with GAAP. The Pledgor will permit any officer, employee or agent of the Secured Party or any other Guaranteed Party to visit and inspect any of the Properties of the Pledgor, examine the Pledgor's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Pledgor with the Pledgor's officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Secured Party or any of the other Guaranteed Parties.

      Section 4.4 Reimbursement of Expenses. Pledgor agrees to indemnify and hold Secured Party and the other Guaranteed Parties harmless from and against and covenants to defend Secured Party and the other Guaranteed Parties against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, reasonably incurred because of, incident to, or with respect to the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith); provided, however the provisions of this
Section 4.4 shall not apply to any action, suits, proceedings, claims, costs, losses, liabilities, damages, or expenses to the extent, but only to the extent, caused by the gross negligence or willful misconduct of the party seeking indemnification. All amounts for which Pledgor is liable pursuant to this Section 4.4 shall be due and payable by Pledgor to Secured Party or such other Guaranteed Party upon demand. If Pledgor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party or any other Guaranteed Party pays such amount, the same shall be due and payable by Pledgor to Secured Party or such other Guaranteed Party, plus interest thereon from the date that is five (5) days following Secured Party's or such other Guaranteed Party's demand (or from the date that is five (5) days following Secured Party's or such other Guaranteed Party's payment if demand is not made due to such proceedings) at the rate set forth in Section 2.6(c) of the Credit Agreement ("Default Rate"); provided, however, if an Event of Default has occurred and is continuing, interest will begin to accrue on such amount from the date of Secured Party's or such other Guaranteed Party's demand (or from the date of Secured Party's or such other Guaranteed Party's payment if demand is not made due to such proceedings).

      Section 4.5 Stock Powers. Pledgor shall furnish to Secured Party such stock powers and other instruments as may be required by Secured Party to assure the transferability of the Collateral pursuant to Section 6.2 when and as often as may be requested by Secured Party.

      Section 4.6 Voting and Other Consensual Rights. Except to the extent otherwise provided in subsection 6.6(d), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

      Section 4.7  Pledged Securities Percentage. The Pledged
Securities will at all times constitute 100% of the issued and outstanding shares of capital stock of the issuer thereof.

      Section 4.8 Conduct of Business and Maintenance of Existence. The Pledgor will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of its business.

      Section 4.9 Further Assurances. The Pledgor will cure promptly any defects in the execution and delivery of this Agreement and any other Financing Documents to which the Pledgor is or becomes a party. The Pledgor at its own expense, as promptly as practical, will execute and deliver to the Secured Party and the other Guaranteed Parties upon request all such instruments and take all such action in order fully to effectuate the purposes of this Agreement and any other Financing Documents to which the Pledgor is or becomes a party.

      Section 4.10 Reporting Covenant. So long as any Loan, any Commitment, any Revolving Credit Exposure, or other Obligation remains unpaid or outstanding, the Pledgor will furnish to Secured Party and each other Guaranteed Party, promptly after the occurrence of any event or circumstance concerning or changing any of the Collateral that would have a Material Adverse Effect, notice of such event or circumstance in reasonable detail.

      Section 4.11 Dividend Payments. In the event that the Pledgor receives any dividend, payment, or distribution of any kind from the Borrower or any of its Subsidiaries not expressly permitted by Section 6.5 of the Credit Agreement, the Pledgor shall hold such dividend, payment, or other distribution in trust for the benefit of the Secured Party and the other Guaranteed Parties, and shall immediately pay or deliver the same to the Secured
Party, for the benefit of the Guaranteed Parties.

                             ARTICLE 5

            Rights, Duties, and Powers of Secured Party
            -------------------------------------------

      The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

      Section 5.1 Discharge Encumbrances. Secured Party may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, if Pledgor fails to discharge same within thirty (30) days after written notice thereof shall have been given to Pledgor by Secured Party; provided, however, notwithstanding the foregoing,
(a) after the occurrence and during the continuance of an Event of Default, Secured Party may, at its option, discharge any such encumbrance, and (b) in any event, Secured Party may, at its option, discharge any such encumbrance at any time if failure to do so would have a material adverse effect on all or any part of the Collateral. Pledgor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the Default Rate.

      Section 5.2 Transfer of Collateral. Subject to the provisions of the Credit Agreement, Secured Party may transfer any or all of the Obligations, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

      Section 5.3 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

      Section 5.4 Disclaimer of Certain Duties.

      (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party or any other Guaranteed Party to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

      (b) Subject to the provisions of the Credit Agreement, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person. Pledgor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party or any other Guaranteed Party to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party or any other Guaranteed Party now has or may hereafter have against any Obligor or other Person.

      Section 5.5 Modification of Obligations; Other Security. Pledgor waives (a) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations, and (b) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder, from time to time to (x) take and hold from other Persons other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (y) apply the Collateral in the manner permitted by this Agreement, and (z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

      Section 5.6 Custody and Preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that neither Secured Party nor any other Guaranteed Party shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against Persons or entities with respect to any Collateral.

      Section 5.7 Limited Right of Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder or any set-off or application of funds of the Pledgor by the Secured Party or any other Guaranteed Party, the Pledgor shall not be entitled to be subrogated to any of the rights of the Secured Party or any other Guaranteed Party against the Borrower, any Pledgor or any collateral security or guaranty or right of offset held by any such Person for the payment of the Obligations, nor shall the Pledgor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Pledgor hereunder, until all Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Secured Party and the other Guaranteed
Parties, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Secured Party in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Secured Party, if required), to be applied against the Obligations, whether matured or unmatured in such order as the Secured Party may determine.

      Section 5.8 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Secured Party or any other Guaranteed Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Secured Party or the other Guaranteed Parties and the Credit Agreement, the Notes, and any collateral security document or other guaranty or document in connection therewith (including, without limitation, the other Financing Documents) may be amended, modified, supplemented, or terminated, in whole or in part, as the Secured Party and the other Guaranteed Parties may deem advisable from time to time, and any collateral security or guaranty or right of offset at any time held by the Secured Party or the other Guaranteed Parties for the payment of the Obligations may be sold, exchanged, waived, surrendered, or released, all without the necessity of any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release. When making any demand hereunder against the Pledgor, the Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any guarantor, and any failure by the Secured Party to make any such demand or to collect any payments from the Borrower or any such other guarantor, or any release of the Borrower or other guarantor, shall not relieve the Pledgor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Secured Party or the other Guaranteed Parties against the Pledgor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      Section 5.9 Nature of Obligation; Waivers. The Pledgor waives any and all notice of the creation, renewal, extension, or accrual of any of the Obligations and notice of or proof of reliance by the Secured Party or the other Guaranteed Parties upon this Agreement or acceptance of this Agreement, and the Obligations (and any of them) shall conclusively be deemed to have been created, contracted, or incurred and extended, amended, and waived in reliance upon this Agreement, and all dealings between the Borrower or the Pledgor and the Secured Party or any other Guaranteed Party shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment, and notice of default or nonpayment, notice of intention to accelerate maturity, and notice of acceleration of maturity to or upon the Borrower or the Pledgor with respect to the Obligations. The Pledgor understands and agrees that this Agreement shall be construed as a continuing, absolute, completed, unconditional pledge, without regard to (a) the validity, regularity or enforceability of any collateral security pledged to secure or guaranty the payment or performance of the Obligations or right of offset with respect thereto at any time or from time to time held by the Secured Party or the other Guaranteed Parties, (b) any defense, set-off, or counterclaim which may at any time be available to or be asserted by the Borrower or any Person liable for the Obligations against the Secured Party or the other Guaranteed Parties, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Pledgor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Person liable for the Obligations, or of the Pledgor under this Agreement, in bankruptcy or in any other instance. When pursuing any of their rights and remedies against the Pledgor hereunder, the Secured
Party and the other Guaranteed Parties may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Borrower or any Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Secured Party or the other Guaranteed Parties to pursue such other rights or remedies or to collect any payments from the Borrower or any such Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower or any such Person or any such collateral security, guaranty or right of offset, shall not relieve the Pledgor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied, or available as a matter of law, of the Secured Party or any other Guaranteed Party against the Pledgor. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Pledgor and its successors and assigns, and shall inure to the benefit of the Secured Party and the other Guaranteed Parties, and their respective successors, indorsees, transferees, and assigns, until all the Obligations and the obligations of the Pledgor under this Agreement shall have been satisfied by payment in full.

                             ARTICLE 6

                         Events of Default
                         -----------------

      Section 6.1 Events. It shall constitute an Event of Default under this Agreement if an Event of Default occurs and is continuing under the Credit Agreement.

      Section 6.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party, upon the written or telex request of the Required Lenders, shall take any or all of the following actions without notice (except where expressly required below or in the Credit Agreement) or demand to
Pledgor:

           (a) Pursuant to the terms of the Credit Agreement, declare all or part of the indebtedness pursuant to the Obligations immediately due and payable and enforce payment of the same.

           (b) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party for cash or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party or any other Guaranteed Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (d) shall constitute disposition in a commercially reasonable manner.

           (c) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable attorneys' fees and legal expenses incurred by Secured Party and the other
      Guaranteed Parties.

           (d) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

           (e) Receive, change the address for delivery, open and dispose of mail addressed to Pledgor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title, or other evidences of payment, but only in respect of the Collateral on behalf of and in the name of Pledgor.

           (f) Exercise all other rights and remedies permitted by law or in equity.

      Section 6.3 Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Pledgor's cost and expense and without notice to Pledgor, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

      Section 6.4 No Liability for Deficiency. Notwithstanding anything contained herein to contrary, it is expressly agreed that Secured Party's rights and remedies hereunder are expressly limited to the Collateral, and Pledgor shall have no personal liability for the payment of any sums hereunder, except to the extent of the Collateral. If any claim of the Guaranteed Parties against the Pledgor shall be asserted under this Agreement, the Guaranteed Parties' rights in respect of the Obligations shall be limited to satisfaction out of, and enforcement against, the Collateral, and, except as hereinafter set forth, the Guaranteed Parties shall not have the right to proceed directly or indirectly against the Pledgor or against any of its Properties (other than the Collateral) for the satisfaction of any of the Obligations or of any such claim or liability or for any deficiency judgment (except that the Guaranteed Parties shall not be deemed by the provisions of this
Section 6.4 to have waived any rights under any applicable law to the extent enforceable out of the Collateral or against the Pledgor relating to any dividend or distribution to the Pledgor in violation of the Credit Agreement or any other Financing Document). Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this
Section 6.4 shall in any manner or way (a) constitute or be deemed to be a release of the Obligations or any such claim or liability or the Obligations secured by, or impair the enforceability of, the Liens and rights created by or arising from or in connection with the Credit Agreement, this Agreement and the other Financing Documents or, except as provided in the preceding sentence, restrict the remedies (including the right to join the Pledgor in any legal action, claim or proceeding) available to the Guaranteed Parties to realize upon the Collateral; (b) affect or diminish any covenant of the Pledgor; or (c) be deemed to release or in any manner limit the liability of the Pledgor for its fraudulent actions. The matters set forth in this Section 6.4 shall survive the termination of this Agreement.

      Section 6.5  Reasonable Notice. If any applicable
provision of any law requires Secured Party or any other Guaranteed Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

      Section 6.6 Pledged Securities. Upon the occurrence and during the continuance of an Event of Default:

           (a) All rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4.2 shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Secured Party shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.

           (b) All dividends and interest payments which are received by Pledgor contrary to the provisions of this
      Section 6.6 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

           (c) Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of such Pledged Securities or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

           (d) If the issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any court or governmental agency or instrumentality, then all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4.6 with respect to the Pledged Securities issued by such issuer shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

      Section 6.7 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

                             ARTICLE 7

                     Miscellaneous Provisions
                     ------------------------

      Section 7.1 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Credit Agreement to the address of the Pledgor provided in the introductory paragraph of this Agreement.

      Section 7.2 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

      Section 7.3 Copy as Financing Statement. A photocopy or other reproduction of this Agreement may be delivered by Pledgor or Secured Party to any financial intermediary or other third party for the purpose of transferring or perfecting any or all of the Pledged Securities to Secured Party or its designee or assignee.

      Section 7.4 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, to or for any of its agents, affiliates or correspondents).

      Section 7.5 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party nor any other Guaranteed Party shall have any liability for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Pledgor.

      Section 7.6  Governing Law; Submission to Jurisdiction; etc.

      (a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York (including Section 5- 1401 of the New York General Obligations Law, or any similar successor provision thereto, but excluding all other conflict-of-laws rules)and to the extent controlling, laws of the United States of America.

      (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, PLEDGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

      (c) WAIVER OF JURY TRIAL & CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, PLEDGOR AND SECURED PARTY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

      (d) Designation of Process Agent. Pledgor hereby irrevocably designates CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York, 10019, as the designee, appointee and process agent of Pledgor to receive, for and on behalf of Pledgor, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement or the other Financing Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to Pledgor at its address set forth opposite its signature below, but the failure of Pledgor to receive such copy shall not affect in any way the service of such process. Pledgor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor at its said address, such service to become effective on the earlier to occur of (i) actual receipt of such service of process and (ii) 30 days after such mailing.

      (e) Service of Process. Nothing herein shall affect the right of Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction.

      Section 7.7  Continuing Security Agreement.
                   ------------------------------

      (a) Except as may be expressly applicable pursuant to
Section 9.505 of the Code, no action taken or omission to act by Secured Party or the other Guaranteed Parties hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 4.6 or any other action taken or inaction pursuant to Section 6.2, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments of collections from Collateral toward the Obligations or until such subsequent time as is hereinafter provided in subsection (b) below.

      (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party or the other Guaranteed Parties, and Secured Party's and the other Guaranteed Parties' ratable security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.8.

      Section 7.8 Termination. The grant of a security interest hereunder and all of Secured Party's and the other Guaranteed Parties' rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has (a) retransferred and delivered all Collateral in its possession to Pledgor, and (b) executed a written release or termination statement and reassigned to Pledgor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon (x) the complete payment of the Obligations, (y) the termination of the Commitments, and (z) the compliance by Pledgor with all covenants and agreements hereof, Secured Party, at the written request and expense of Pledgor, will release, reassign and transfer the Collateral to Pledgor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.4 and the provisions of subsection 7.7(b) shall survive the termination of this Agreement.

      Section 7.9 Invalidity. In the event that one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect (a) Pledgor agrees that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and (b) Pledgor and Secured Party (acting on behalf of and at the direction of the Guaranteed Parties) will negotiate in good faith to amend such provision so as to be legal, valid and enforceable.

      Section 7.10 Counterparts, Effectiveness. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

                               PLEDGOR:
                               --------

                               PM HOLDINGS CORPORATION



                               By: /s/ David L. Abbott
                                  ---------------------------------
                                  Name:  David L. Abbott
                                  Title: President and Chief
                                         Executive Officer

                               Address for notice:

                               1401 South Hanley Road
                               St. Louis, Missouri 63144


                               SECURED PARTY:
                               --------------

                               CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Administrative Agent



                               By: /s/ D.G. Mills
                                  ---------------------------------
                                  Name:  D.G. Mills
                                  Title: Vice-President

                             EXHIBIT A

                        PLEDGED SECURITIES



 Issuer      Class of   Stock Certificate    Holder       No. of Shares
             Stock          No.
==========================================================================
Purina Mills,  Common       4             PM Holdings               1,000
Inc                                       Corporation